UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 29, 2010

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Agreement of Merger
     On November 29, 2010, Mellanox Technologies, Ltd., a company formed under the laws of Israel (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with Voltaire Ltd., a company formed under the laws of Israel (“Voltaire”), and Mondial Acquisition Corporation Ltd., a company formed under the laws of Israel and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Voltaire (the “Merger”), with Voltaire continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company. At the effective time of the Merger (the “Effective Time”), each issued and outstanding ordinary share of Voltaire (the “Ordinary Shares”) will be deemed to have been transferred to the Company in exchange for the right to receive $8.75 in cash, without interest (the “Merger Consideration”). As of November 29, 2010, the aggregate estimated purchase price is approximately $218 million, which amount is subject to change based on the number of outstanding Ordinary Shares at the Effective Time.
     Each outstanding option and restricted stock unit of Voltaire (each, a “Voltaire Equity Award”) shall be assumed by the Company and converted into an option or restricted stock unit, as the case may be, of the Company (each a “Company Equity Award”), with the number of ordinary shares of the Company issuable upon the exercise or conversion of each such Company Equity Award determined by reference to the Merger Consideration and the trading price of the Company’s ordinary shares for the five trading days immediately preceding the Effective Time, except that any Voltaire Equity Award that is held by a person other than an employee or consultant of Voltaire shall be cancelled and the portions of such Voltaire Equity Awards vested at closing shall be converted into the right to receive a per share cash payment equal to the Merger Consideration, less any per share exercise price or purchase price.
     Voltaire and the Company have made customary representations and warranties and agreed to customary covenants in the Merger Agreement, including covenants by Voltaire not to, among other things, (i) solicit proposals for alternative acquisition transactions or (ii) subject to the fiduciary duties of Voltaire’s board of directors, enter into discussions concerning alternative acquisition transactions.
     The completion of the Merger is subject to approval of the Merger Agreement by the holders of a majority of Voltaire’s shares represented and voted (excluding abstentions) in person or by proxy at a general meeting of shareholders, and other customary conditions, including the continued employment through the closing of at least two-thirds of certain designated employees of Voltaire who receive offer letters after the date of the Merger Agreement. The transaction is not subject to any financing condition.
     The Merger Agreement contains certain termination rights for both the Company and Voltaire. Subject to certain exceptions, both the Company and Voltaire have the right to terminate the Merger Agreement if the Merger has not been consummated by April 21, 2011. Voltaire may terminate the Merger Agreement if it accepts an unsolicited superior proposal prior to shareholder approval of the Merger, provided specified conditions are met. The Merger Agreement provides for other customary termination events including mutual consent, the non-approval at a general meeting of the shareholders of Voltaire, final injunction, material breach of a representation, warranty or covenant of either party that is not subject to cure through the exercise of all commercially reasonable efforts, and the occurrence of certain material adverse events regarding Voltaire. Upon the termination of the Merger Agreement under specified circumstances, Voltaire may be required to pay the Company a termination fee equal to $8.7 million.
Voting Agreements
     In connection with the Merger Agreement, the Company has entered into Voting and Support Agreements (the “Voting Agreements”), each dated as of November 29, 2010, with the Chairman of Voltaire’s board and Voltaire’s Chief Executive Officer, each of the other directors and certain key shareholders of Voltaire (each a “Voltaire Shareholder,” and collectively, the “Voltaire Shareholders”) pursuant to which, among other things, each Voltaire Shareholder has agreed to vote all Ordinary Shares beneficially owned by such Voltaire Shareholder (the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby and against any action that is intended or could reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger or the other transactions contemplated by the Merger Agreement. In addition, pursuant to the terms of the Voting Agreements, each Voltaire Shareholder has granted HFN Trust Company 2010 Ltd. an irrevocable proxy to vote the Covered Shares with respect to the matters set forth in the Voting Agreement. In addition to Voltaire’s Chairman of the board and Chief Executive Officer and each other member of the Voltaire board of directors, the Voltaire Shareholders include BCF II Belgium Holding SPRL, Benhamou Global Ventures, LLC, Eric Benhamou 2009 Trust, Pitango Venture Capital Fund III and affiliated funds, Platinum Venture Capital L.P. and an affiliated fund, and Vertex Israel II (C.I.) Fund L.P. and affiliated funds. The obligations of the Voltaire Shareholders terminate if the Merger Agreement is terminated. The Voltaire Shareholders collectively hold approximately 46% of the outstanding shares of Voltaire at the date of the Merger Agreement.
     The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed respectively as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Voltaire. The Merger Agreement contains representations and warranties by the Company and Voltaire. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (i) may be intended not as statements of fact, but rather as a way of allocating the risk to the Company or Voltaire if those statements prove to be inaccurate, (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may apply materiality standards different from what may be viewed as material to investors, and (iv) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs at the date they were made or at any other time.
Item 8.01. Other Events.
     On November 29, 2010, the Company and Voltaire issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger, dated as of November 29, 2010, among Mellanox Technologies, Ltd., Mondial Acquisition Corporation Ltd. and Voltaire Ltd.

2.2	Form of Voting and Support Agreement, executed by the Company and the other signatories thereto on November 29, 2010.

99.1	Joint press release dated November 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 29, 2010	MELLANOX TECHNOLOGIES, LTD.
	By:	/s/ Michael Gray
	Name:	Michael Gray
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement of Merger, dated as of November 29, 2010, among Mellanox Technologies, Ltd., Mondial Acquisition Corporation Ltd. and Voltaire Ltd.

2.2	Form of Voting and Support Agreement, executed by the Company and the other signatories thereto on November 29, 2010.

99.1	Joint press release dated November 29, 2010.